Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Julie Albrecht

+1 425-453-9400

ESTERLINE REPORTS FISCAL 2016 SECOND QUARTER FINANCIAL RESULTS

•	Sales of $490.3 million in the fiscal second quarter; strong book-to-bill of 1.2

•	Earnings from continuing operations of $17.0 million; adjusted earnings from continuing operations of $27.3 million

•	GAAP earnings per diluted share from continuing operations of $0.57; adjusted earnings per diluted share of $0.92

BELLEVUE, Wash., May 5, 2016 – Esterline Corporation (NYSE: ESL) (www.esterline.com), a leading specialty manufacturer serving the global aerospace and defense markets, today reported results for the second fiscal quarter ended April 1, 2016. During the quarter, the company reported consolidated revenue of $490.3 million, an increase of 4.7% compared with the year-ago period of $468.2 million. Higher revenue in the fiscal 2016 period was primarily attributable to higher sales volumes and demand across all business segments. All comparisons to prior-year periods are against a recast fiscal 2015 for the 12 months ended October 2, 2015, to align with the company’s new fiscal calendar.

Earnings from continuing operations in the second quarter of fiscal 2016 were $17.0 million, or $0.57 per diluted share, compared with prior-year earnings from continuing operations of $24.9 million, or $0.79 per diluted share. Adjusted earnings from continuing operations for the second fiscal quarter of 2016 were $27.3 million, or $0.92 per diluted share. In the comparable period of the prior year, adjusted earnings from continuing operations were $29.4 million, or $0.92 per diluted share. For the second fiscal quarter of 2016, adjusted results exclude $0.21 per diluted share related to previously announced integration and incremental compliance activities and $0.14 per diluted share related to long-term contract adjustments (see Table 1). GAAP and adjusted earnings from continuing operations in the second fiscal quarter of 2016 include a $0.17 per diluted share negative impact from foreign exchange mark-to-market accounting.

Page 2 of 9 Esterline Reports Fiscal 2016 Second Quarter Financial Results

Table 1: Effect of Certain Items on 2nd Fiscal Quarter 2016

Earnings from Continuing Operations

	$ Millions	EPS
Earnings (GAAP)	$17.0	$0.57

Accelerated Integration Costs	1.6	0.05
Compliance Costs	1.4	0.05
DAT Integration Costs	3.1	0.11
Long-term Contract Adjustments	4.2	0.14

Adjusted Earnings (non-GAAP)	$27.3	$0.92

Curtis Reusser, Esterline’s Chief Executive Officer, said, “This was a solid quarter for us focused on execution. We continued to make progress in our strategic areas, we saw good improvement in our top-line, and we’re on track with our current full-year guidance expectations.”

Including discontinued operations, net earnings for the second fiscal quarter of 2016 were $15.0 million, or $0.50 per diluted share, compared with $10.3 million, or $0.33 per diluted share, in the comparable period in fiscal 2015. Net earnings in the second fiscal quarter of 2016 included a $2.0 million loss from discontinued operations, while the prior year included a $14.6 million loss from discontinued operations.

New orders in the second quarter of fiscal 2016 were $567.9 million, compared with $418.5 million in the comparable prior-year period. The higher orders reflect strong commercial aerospace and defense demand across the company’s three business segments. Backlog at the end of the quarter was $1.4 billion, compared with $1.1 billion at the end of the second quarter of fiscal 2015.

Gross profit in the second fiscal quarter of 2016 was $156.2 million, compared with $150.0 million in the prior-year period. Reported gross margin as a percentage of sales in the second fiscal quarter of 2016 was 31.9% compared with 32.0% in the prior-year period. On an adjusted basis, excluding the discrete items consistent with adjusted earnings, the company reported gross margin of $162.9 million, or 33.2% of sales, in the second fiscal quarter of 2016, compared with adjusted gross margin of $159.3 million, or 34.0% of sales, in the prior year.

Selling, general and administrative (SG&A) expenses during the second fiscal quarter of 2016 were $102.4 million, compared with $99.4 million in the prior-year period. Higher SG&A was driven by the inclusion of the defense, aerospace and training businesses (DAT) for a full quarter in 2016. Second fiscal quarter SG&A expenses as a percent of sales were 20.9% in fiscal 2016, compared with the prior-year level of 21.2%.

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Research, development and engineering (R&D) spending in the second quarter of fiscal 2016 was $25.0 million, or 5.1% of sales, compared with $25.1 million, or 5.4% of sales, in the prior-year period. The company expects full-year R&D spending to be approximately 5.0% of sales.

The company’s income tax rate in the second quarter of fiscal 2016 was 16.6% compared with 18.6% in the prior-year period. For the full year, the company expects a tax rate of 17% to 19%.

For the first half of fiscal 2016, sales were $931.8 million, a decline of 4.2% compared with $972.8 million in the first half of fiscal 2015. Lower revenue compared to the prior-year period was primarily due to lower end-market demand and shipment and production delays in the first fiscal quarter of 2016. Additionally, the incremental contribution from DAT, acquired from Barco N.V. in January of 2015, was partially offset by an unfavorable impact from foreign exchange rates. First-half fiscal 2016 GAAP earnings from continuing operations were $26.9 million, or $0.90 per diluted share, compared with the prior-year period results of $59.4 million, or $1.86 per diluted share. Excluding the discrete costs described in Table 2 below, adjusted earnings from continuing operations in the first six months of fiscal 2016 were $45.7 million, or $1.53 per diluted share, compared with the prior-year period results of $77.1 million, or $2.41 per diluted share.

Table 2: Effect of Certain Items on YTD Fiscal 2016

Earnings from Continuing Operations

	$ Millions	EPS
Earnings (GAAP)	$26.9	$0.90

Accelerated Integration Costs	3.0	0.10
Compliance Costs	4.9	0.16
DAT Integration Costs	6.8	0.23
Long-term Contract Adjustments	4.1	0.14

Adjusted Earnings (non-GAAP)	$45.7	$1.53

Cash flow from operations through the six months ended April 1, 2016, was $79.9 million, compared with $50.9 million through the six months ended March 27, 2015. Excluding capital expenditures of $42.5 million, free cash flow was $37.4 million in the first six months of fiscal 2016. In the six months ended March 27, 2015 and excluding capital expenditures of $25.3 million, free cash flow was $25.6 million. Additionally, during the second fiscal quarter of 2016, the company repurchased 202,310 of its shares for $12.1 million.

Conference Call Information

Esterline will host a conference call to discuss this announcement today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The U.S. dial-in number is 877-307-0078; outside the U.S., use 531-289-2890.

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The pass code for the call is: 92658389. The company has posted a presentation on its website (www.esterline.com) under “Presentations” in the Investor Relations section to provide additional information about its second fiscal quarter operational and financial results. The presentation is also included as Exhibit 99.2 to the company’s report on Form 8-K, which is being submitted today to the SEC.

Non-GAAP Financial Information

This press release and the related presentation providing supplemental financial information include non-GAAP financial measures—adjusted earnings from continuing operations, adjusted earnings from continuing operations per diluted share, adjusted earnings before interest and tax (EBIT), operating earnings from continuing operations adjusted to exclude depreciation and amortization expense (EBITDA), adjusted gross margin, and free cash flow—that have not been calculated in accordance with generally accepted accounting principles in the U.S. (GAAP). Adjusted earnings from continuing operations consist of earnings from continuing operations attributable to Esterline less the costs associated with certain integration activities—including restructuring charges—and incremental compliance costs as well as discrete items associated with our acquisition of the DAT business in January 2015, adjustments to reserves on long-term contracts incurred in the periods presented and unique amounts related to pension expense, in each case, as further detailed in the tables below. Adjusted earnings from continuing operations per diluted share divides each element of adjusted earnings from continuing operations by the weighted average number of shares outstanding, diluted for the periods presented. EBIT is defined as operating earnings from continuing operations. Adjusted EBIT excludes the same costs excluded from adjusted earnings from continuing operations set forth in the table below. Second fiscal quarter 2016 adjusted gross margin excludes the cost of certain integration activities and adjustments to long-term contract reserves totaling $6.7 million from GAAP gross margin. Fiscal second quarter 2015 adjusted gross margin excludes certain integration costs, purchase accounting charges and adjustments to long-term contract reserves totaling $9.3 million. In accordance with the SEC’s requirements, below is the reconciliation of the non-GAAP adjusted earnings from continuing operations to the comparable GAAP earnings from continuing operations and additional relevant reconciliations are included in the presentation providing supplemental financial information.

Page 5 of 9 Esterline Reports Fiscal 2016 Second Quarter Financial Results

In millions, except per share amounts
	Three		Recast Three
	Months Ended		Months Ended
	April 1, 2016		March 27, 2015
		Diluted		Diluted
		EPS		EPS
Earnings from Continuing Operations Attributable to Esterline (GAAP), Net of Tax	$17.0	$0.57	$24.9	$0.79
Accelerated Integration Costs, Net of Tax of $0.3 and $0.7	1.6	0.05	3.1	0.09
Compliance Costs, Net of Tax of $0.6 and $0.7	1.4	0.05	3.0	0.09
DAT Integration and Purchase Acctg Adjustments, Net of Tax of $0.9 and $0.8	3.1	0.11	3.7	0.11
DAT Closing Expenses, Net of Tax of $1.1	—	—	4.2	0.14
Long-term Contract Adjustments, Net of Tax of $0.5 and $1.1	4.2	0.14	4.2	0.13
Non-Income Tax Gain, Net of Tax of $4.4	—	—	(13.7)	(0.43)

Adjusted Earnings from Continuing Operations (non-GAAP), Net of Tax	$27.3	$0.92	$29.4	$0.92

In millions, except per share amounts
	Six		Recast Six
	Months Ended		Months Ended
	April 1, 2016		March 27, 2015
		Diluted		Diluted
		EPS		EPS
Earnings from Continuing Operations Attributable to Esterline (GAAP), Net of Tax	$26.9	$0.90	$59.4	$1.86
Accelerated Integration Costs, Net of Tax of $0.3 and $2.0	3.0	0.10	7.3	0.23
Compliance Costs, Net of Tax of $0.6 and $1.6	4.9	0.16	5.7	0.17
DAT Integration and Purchase Acctg Adjustments, Net of Tax of $0.8 and $0.8	6.8	0.23	3.7	0.12
DAT Closing Expenses, Net of Tax of $1.3	—	—	4.7	0.15
Long-term Contract Adjustments, Net of Tax of $0.5 and $2.2	4.1	0.14	7.7	0.24
Pension Expense, Net of Tax of $0.7	—	—	2.3	0.07
Non-Income Tax Gain, Net of Tax of $4.4	—	—	(13.7)	(0.43)

Adjusted Earnings from Continuing Operations (non-GAAP), Net of Tax	$45.7	$1.53	$77.1	$2.41

The company provides these non-GAAP financial measures as supplemental information to the GAAP financial measures. Management uses these non-GAAP financial measures to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources, and (c) measure the operational performance of the company’s business units.

Page 6 of 9 Esterline Reports Fiscal 2016 Second Quarter Financial Results

In addition, management believes investors’ and financial analysts’ understanding of the company’s performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing the company’s historical results of operations.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, and free cash flow is not necessarily indicative of amounts available for discretionary use. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items that comprise the calculation. The company compensates for these limitations by using these non-GAAP financial measures as a supplement to the GAAP measures and by providing reconciliations of the non-GAAP and comparable GAAP financial measures. The non-GAAP financial measures should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the company’s future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Transition Report on Form 10-K.

Page 7 of 9 Esterline Reports Fiscal 2016 Second Quarter Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Statement of Operations (unaudited)

In thousands, except per share amounts

	Three Months Ended		Six Months Ended
	April 1,	March 27,	April 1,	March 27,
	2016	2015	2016	2015
		(Recast)		(Recast)
Segment Sales
Avionics & Controls	$198,665	$187,330	$384,910	$393,947
Sensors & Systems	176,069	171,538	328,499	354,432
Advanced Materials	115,576	109,342	218,378	224,442

Net Sales	490,310	468,210	931,787	972,821
Cost of Sales	334,137	318,193	637,895	644,563

	156,173	150,017	293,892	328,258
Expenses
Selling, general and administrative	102,423	99,432	196,514	197,521
Research, development and engineering	24,974	25,143	50,549	48,674
Restructuring charges	940	1,634	1,871	4,927
Other income	—	(12,744)	—	(12,744)

Total Expenses	128,337	113,465	248,934	238,378

Operating Earnings from Continuing Operations	27,836	36,552	44,958	89,880
Interest Income	(94)	(135)	(181)	(319)
Interest Expense	7,294	5,934	14,510	14,016

Earnings from Continuing Operations Before Income Taxes	20,636	30,753	30,629	76,183
Income Tax Expense	3,416	5,714	3,383	16,686

Earnings from Continuing Operations Including Noncontrolling Interests	17,220	25,039	27,246	59,497
Earnings Attributable to Noncontrolling Interests	(224)	(108)	(386)	(91)

Earnings from Continuing Operations Attributable to Esterline, Net of Tax	16,996	24,931	26,860	59,406
Loss from Discontinued Operations, Attributable to Esterline, Net of Tax	(2,023)	(14,600)	(6,803)	(20,476)

Net Earnings Attributable to Esterline	$14,973	$10,331	$20,057	$38,930

Earnings (Loss) Per Share—Basic:
Continuing Operations	$.58	$.80	$.91	$1.89
Discontinued Operations	(.07)	(.47)	(.23)	(.65)

Earnings (Loss) Per Share—Basic	$.51	$.33	$.68	$1.24

Earnings (Loss) Per Share—Diluted:
Continuing Operations	$.57	$.79	$.90	$1.86
Discontinued Operations	(.07)	(.46)	(.23)	(.64)

Earnings (Loss) Per Share—Diluted	$.50	$.33	$.67	$1.22

Weighted Average Number of Shares Outstanding—Basic	29,588	31,162	29,585	31,401
Weighted Average Number of Shares Outstanding—Diluted	29,825	31,687	29,882	31,937

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ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Sales and Earnings From Continuing Operations by Segment (unaudited)

In thousands

	Three Months Ended		Six Months Ended
	April 1,	March 27,	April 1,	March 27,
	2016	2015	2016	2015
		(Recast)		(Recast)
Segment Sales
Avionics & Controls	$198,665	$187,330	$384,910	$393,947
Sensors & Systems	176,069	171,538	328,499	354,432
Advanced Materials	115,576	109,342	218,378	224,442

Net Sales	$490,310	$468,210	$931,787	$972,821

Earnings from Continuing Operations Before Income Taxes
Avionics & Controls	$2,649	$7,934	$12,062	$45,260
Sensors & Systems	20,944	16,256	33,728	33,714
Advanced Materials	23,208	19,469	36,198	41,024

Segment Earnings	46,801	43,659	81,988	119,998

Corporate expense	(18,965)	(19,851)	(37,030)	(42,862)
Other income	—	12,744	—	12,744
Interest income	94	135	181	319
Interest expense	(7,294)	(5,934)	(14,510)	(14,016)

Earnings from Continuing Operations Before Income Taxes	$20,636	$30,753	$30,629	$76,183

Page 9 of 9 Esterline Reports Fiscal 2016 Second Quarter Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Balance Sheet (unaudited)

In thousands

	April 1,	October 2,
	2016	2015
Assets
Current Assets
Cash and cash equivalents	$219,271	$191,355
Escrow cash	1,125	—
Accounts receivable, net	374,090	380,748
Inventories	460,717	446,768
Income tax refundable	11,411	12,575
Deferred income tax benefits	—	41,082
Prepaid expenses	21,816	23,008
Other current assets	6,213	5,427
Current assets of businesses held for sale	19,217	27,851

Total Current Assets	1,113,860	1,128,814

Property, Plant and Equipment, Net	327,364	309,399

Other Non-Current Assets
Goodwill	1,042,283	1,041,991
Intangibles, net	425,457	452,040
Deferred income tax benefits	65,783	28,979
Other assets	15,988	14,348
Non-current assets of businesses held for sale	21,305	24,917

	$3,012,040	$3,000,488

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$123,309	$117,976
Accrued liabilities	257,681	259,734
Current maturities of long-term debt	17,182	13,376
Federal and foreign income taxes	1,527	2,404
Current liabilities of businesses held for sale	14,180	17,106

Total Current Liabilities	413,879	410,596
Long-Term Liabilities
Credit facilities	165,000	160,000
Long-term debt, net of current maturities	698,583	701,457
Deferred income tax liabilities	63,073	73,849
Pension and post-retirement obligations	74,188	75,019
Other liabilities	24,182	29,367
Non-current liabilities of businesses held for sale	822	2,409
Total Shareholders’ Equity	1,572,313	1,547,791

	$3,012,040	$3,000,488